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                                                                   Exhibit 13(i)



                       CONSENT OF INDEPENDENT ACCOUNTANTS



     We consent to the inclusion in Post-Effective Amendment No. 3 to the Registration Statement on Form N-3 (File No. 333-11137) of our report dated January 31, 1997, on our audits of the statement of changes in net assets and selected per unit data and ratios of New England Variable Annuity Fund I for the indicated periods ended December 31, 1996, which are included in the Statement of Additional Information. We also consent to the reference to our Firm under the caption "Experts" in the "Statement of Additional Information" in this Post-Effective Amendment.



                              COOPERS & LYBRAND L.L.P.



Boston, Massachusetts

April 28, 1998